Exhibit 1.1
EXECUTION VERSION
SELLING AGENT AGREEMENT
by and among
ASSOCIATED BANC-CORP,
as Issuer,
INCAPITAL LLC,
as Purchasing Agent,
and the
Agents named herein
September 4, 2008

September 4, 2008
To Incapital LLC and the Agents
listed on the signature page hereto.
          Associated Banc-Corp, a Wisconsin corporation (the “Company”), proposes to issue and sell up to $100,000,000 aggregate principal amount of its Associated Banc-Corp InterNotes® (the “Subordinated Notes”). The Subordinated Notes will be issued as subordinated securities pursuant to an Indenture, dated as of August 6, 2001, between the Company and The Bank of New York (now known as The Bank of New York Mellon Trust Company, National Association), as trustee (the “Trustee”) (the “Indenture”). The terms of the Subordinated Notes are described in the Prospectus referred to below. The terms of each issuance of Subordinated Notes will be described in a pricing supplement relating to such issue (each, a “Pricing Supplement”).
          Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as its agent (“Agent”) for the purpose of soliciting offers to purchase Subordinated Notes and each of you hereby agrees to use reasonable best efforts to solicit offers to purchase Subordinated Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”) and (2) agrees that whenever the Company determines to sell Subordinated Notes pursuant to this Agreement, such Subordinated Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Subordinated Notes from the Company as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase Subordinated Notes from the Purchasing Agent as principal for resale to third parties. The Company reserves the right to enter into agreements substantially similar hereto with other agents subject to prior notification to the Purchasing Agent of any such agreement.
I.
          The Company has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 (No. 333-59482). The term “Registration Statement” means, as of any time, the aforementioned registration statement, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed, in accordance with Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “1933 Act”), to be a part thereof at such time that has not been superseded or modified. In the absence of any time reference, such term means the aforementioned registration statement, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed, in accordance with Rule 430B(f)(2), to be a part thereof at the time of the first contract of sale for the particular Subordinated Notes, which time shall be considered the “new effective date” of such registration statement with respect to such Subordinated Notes within the meaning

InterNotes® is a registered servicemark of Incapital Holdings LLC.

of Rule 430B(f)(2) under the 1933 Act. The Registration Statement was declared effective under the 1933 Act, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
          The term “Time of Sale Prospectus” means, collectively, (i) the prospectus relating to various securities of the Company, including the Subordinated Notes, that is included in the Registration Statement at its original effectiveness, (ii) the prospectus supplement relating to the Subordinated Notes most recently filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act prior to the offer and acceptance of any particular Subordinated Notes and (iii) any preliminary pricing supplement delivered by the Company to the Purchasing Agent and any other Agents and conveyed to investors prior to the offer and acceptance of the particular Subordinated Notes and filed by the Company with the SEC pursuant to Rule 424(b), including, in each case, any document incorporated by reference therein. The term “Prospectus” means, collectively, the Time of Sale Prospectus, excluding any preliminary pricing supplement, and the Pricing Supplement relating to the particular Subordinated Notes that satisfies Section 10(a) of the 1933 Act.
          The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the 1933 Act, relating to the Subordinated Notes in the form filed or required to be filed by the Company with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, prior to the time that the Purchasing Agent has agreed to purchase the particular Subordinated Notes from the Company; and all references in this Agreement to amendments or supplements to the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, after the time that the Purchasing Agent has agreed to purchase the particular Subordinated Notes from the Company.
II.
          The obligations of the Purchasing Agent and the Agents hereunder are subject to the following conditions:
     (a) On the date hereof, the Purchasing Agent and the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to them:
     (1) The favorable opinion of Katten Muchin Rosenman LLP, counsel for the Company, to the effect set forth in Exhibit A-1 hereto.

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     (2) The favorable opinion of Janet M. Neal, Associate Counsel for the Company, to the effect set forth in Exhibit A-2 hereto.
     (3) The favorable opinion of Sidley Austin LLP, counsel to the Purchasing Agent and the Agents, in form and substance satisfactory to them.
          In giving their opinions required by subsections (a)(1), (a)(2) and (a)(3), respectively, each of Katten Muchin Rosenman LLP, Janet M. Neal, and Sidley Austin llp may rely, (A) as to all matters of fact, upon certificates and written statements of officers and other representatives of, and the accountants and other counsel for, the Company or its subsidiaries and (B) as to the qualification and good standing of each of the Company or the Significant Subsidiary (as defined herein) to do business in any jurisdiction, upon certificates of appropriate governmental officials or opinions of counsel in such jurisdiction, which opinions shall be in the form and substance satisfactory to counsel for the Purchasing Agent and the Agents. In addition, each of Katten Muchin Rosenman LLP and Sidley Austin LLP may rely, as to all matters involving the laws of the State of Wisconsin, upon the opinion of Janet M. Neal.
     (b) On the date hereof, the Purchasing Agent and the Agents shall have received a certificate of the Chief Executive Officer, the President or an Executive Vice President of the Company and of the Chief Financial Officer, the Treasurer or the Controller of the Company, dated the date hereof, to the effect that (i) the signer of such certificate has reviewed the Time of Sale Prospectus, any Permitted Free Writing Prospectus (as defined herein) and each Pricing Supplement delivered to the Purchasing Agent and the Agents in connection with the sale of particular Subordinated Notes (collectively, the “Disclosure Package”), the Registration Statement, the Prospectus and this Agreement, (ii) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), except as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the representations and warranties of the Company contained in this Agreement are true and correct, after giving effect to any materiality qualifiers contained therein, as of the date of such certificate as if made on the date of such certificate and (iv) the Company has performed all of its obligations hereunder to be performed at or prior to the date of such certificate.
     (c) On the date hereof, the Purchasing Agent and the Agents shall have received a letter from KPMG LLP, dated the date hereof, in form and substance satisfactory to the Purchasing Agent and the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.
     (d) On the date hereof, counsel to the Purchasing Agent and the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of Subordinated Notes as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the

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fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Subordinated Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Purchasing Agent and the Agents.
     (e) The obligations of the Purchasing Agent and any Agent to purchase Subordinated Notes in connection with any Terms Agreement are subject to the following further conditions: (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; (ii) the rating assigned by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the 1933 Act) to any of the Company’s debt securities as of the date of the Terms Agreement shall not have been lowered or withdrawn and no such rating organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s debt securities; (iii) the Company shall have filed the Pricing Supplement for particular Subordinated Notes with the SEC in the manner and within the time period required by Rule 424(b) under the 1933 Act, and the term sheet setting forth the final terms of any Subordinated Notes and any other Issuer Free Writing Prospectus required to be filed by the Company with respect to any Subordinated Notes pursuant to Rule 433(d) under the 1933 Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b); and (iv) subsequent to the execution of the applicable Terms Agreement, there shall not have come to the attention of the Purchasing Agent or any other Agent any facts that would cause such Agent to believe that the Registration Statement, the Disclosure Package or the Prospectus included or includes an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made (except in the case of the Registration Statement), not misleading.
          If any condition specified in this Section II shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasing Agent and the applicable Agent or Agents with respect to itself or themselves, respectively, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section VIII hereof, the provisions concerning payment of expenses under Section XIII hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section IX hereof, the provisions relating to governing law and forum set forth in Section XII and the provisions relating to parties set forth in Section XI hereof shall remain in effect.
III.
          In further consideration of the agreements of the Purchasing Agent and the Agents herein contained, the Company covenants as follows:
     (a) If, at any time during the term of this Agreement, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Purchasing Agent and the Agents or counsel for the Company, to amend the Registration Statement in order that it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or amend

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or supplement the Prospectus in order that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements were made at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”), the Company shall give prompt notice, which shall be confirmed in writing (it being acknowledged and agreed that notice via email shall constitute written notice for this purpose), to the Purchasing Agents and the Agents to cease the solicitation of offers to purchase the securities and to cease sales of any securities by the Purchasing Agent, and the Company will promptly prepare and file with the SEC, subject to clause (c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, the Company will use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it does not relate to an automatic shelf registration statement) and the Company will furnish to the Purchasing Agent and the Agents such number of copies of such amendment, supplement or new registration statement as the Purchasing Agent and the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus or a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which it conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Subordinated Notes), the Time of Sale Prospectus or the Prospectus or if the Disclosure Package included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Purchasing Agent and the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or Permitted Free Writing Prospectus or the Disclosure Package, as the case may be, to eliminate or correct such conflict, untrue statement or omission. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the SEC under the 1934 Act (the “1934 Act Regulations”) so as to permit the completion of the distribution of each offering of Subordinated Notes.
     (b) The Company will timely file or, if applicable, will furnish such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (c) The Company will give counsel to the Purchasing Agent and the Agents notice of its intention to file or prepare any new or additional registration statement covering the Subordinated Notes, any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish counsel to the Purchasing Agent and the Agents with copies of any such documents a reasonable amount of time prior to such proposed filing or use, other than such amendments or supplements relating to the offering of securities other than the Subordinated Notes, and will not file or use any such document to which the Purchasing Agent or Agents shall reasonably object; provided, however, that (i) the

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foregoing requirement shall not apply to any of the Company’s filings with the SEC filed pursuant to Section 13, 14 or 15(d) of the 1934 Act other than filings between any acceptance by the Company of an offer for the purchase of Subordinated Notes and the related settlement thereof and (ii) except with respect to the Purchasing Agent and the applicable Agents, any Pricing Supplement relating to the Subordinated Notes is filed pursuant to Rule 424(b) under the 1933 Act or any free writing prospectus filed pursuant to Rule 433 under the 1933 Act.
     (d) The Company will notify Banc of America Securities LLC and the Purchasing Agent and their counsel promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Subordinated Notes, or when any amendment or supplement to the Prospectus shall have been filed (other than pricing supplements, or amendments or supplements relating exclusively to offerings of securities other than the Subordinated Notes, except as set forth in the Procedures (as defined herein)), (ii) the receipt of any comments from the SEC, (iii) any request by the SEC for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed a part thereof or for additional information, (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Subordinated Notes or the issuance of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus, or the suspension of the qualification of the Subordinated Notes for offering or sale in any jurisdiction, or the initiation of or notification of any threat to initiate any proceedings for any of such purposes and (v) the initiation of any examination pursuant to Section 8(e) of the 1933 Act relating to the Registration Statement or any new registration statement relating to the Subordinated Notes or the Company becoming subject to a proceeding under Section 8A of the 1933 Act in connection with the Subordinated Notes; provided, that the Company may, in its sole discretion, choose not to notify such parties with respect to the items listed in clauses (ii) and (iii) above and may instead elect to suspend or terminate the offering of Subordinated Notes under this Agreement in accordance with Section IX. The Company will promptly effect all filings necessary pursuant to Rule 424(b) or Rule 433, as applicable, under the 1933 Act, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or Rule 433, as applicable. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. As applicable, the Company shall pay the required SEC filing fees relating to the Subordinated Notes within the time required by Rule 456(b)(1)(i) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
     (e) The Company has furnished or will make available upon request to the Purchasing Agent and the Agents, without charge, conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and conformed copies of consents and certificates of experts). The copies of the Registration Statement and each amendment thereto furnished to the Purchasing Agent and the Agents will be identical to the electronically transmitted copies thereof filed with the SEC

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pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.
     (f) The Company will furnish to the Purchasing Agent and the Agents, without charge, such number of copies of the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) as the Purchasing Agent and the Agents may reasonably request. The Time of Sale Prospectus and the Prospectus (and any amendments or supplements thereto) furnished or made available to the Purchasing Agent and the Agents will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (g) The Company will, in cooperation with the Purchasing Agent and the Agents, qualify the Subordinated Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Purchasing Agent and the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Subordinated Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Subordinated Notes have been qualified as above provided. The Company will also supply the Purchasing Agent and the Agents with such information as is necessary for the determination of the legality of the Subordinated Notes for investment under the laws of such jurisdictions as the Purchasing Agent and the Agents may request.
     (h) The Company, during the period when the Prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act, will file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in the manner and within the time period required by the 1934 Act and the 1934 Act Regulations.
     (i) The Company shall not be required to comply with the provisions of subsection (a), (c), (d) or (f) of this Section or the provisions of Section VI or Section VII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Subordinated Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Subordinated Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Subordinated Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Subordinated Notes as principal.
     (j) The Company will use the net cash proceeds received by it from the sale of the Subordinated Notes in the manner specified in the Disclosure Package and the Prospectus.
     (k) The Company shall, in cooperation with the Purchasing Agent and the Agents, permit the Subordinated Notes to be eligible for clearance and settlement through The Depository Trust Company.

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     (l) Unless otherwise agreed upon between the Purchasing Agent acting as principal and the Company, between the date of the Terms Agreement by the Purchasing Agent to purchase Subordinated Notes from the Company and the related settlement thereof, the Company will not, without the prior written consent of the Purchasing Agent, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company that are substantially similar to the Subordinated Notes being purchased by the Terms Agreement (other than the Subordinated Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).
     (m) The Company represents and agrees that, unless it obtains the prior written consent of the Purchasing Agent, it has not made and will not make, and the Purchasing Agent and the Agents agree that, unless they obtain the prior written consent of the Company and, in the case of a principal transaction, the Purchasing Agent, they have not made and will not make, as the case may be, any offer relating to the particular Subordinated Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. Any such free writing prospectus consented to in writing by the Purchasing Agent or the Company and the Purchasing Agent, as the case may be, is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 under the 1933 Act, applicable to each and every Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping.
          The Company will prepare a final term sheet relating to the final terms of the particular Subordinated Notes and their offering in a form approved by the Purchasing Agent and, upon such approval, will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the 1933 Act. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus. Notwithstanding anything to the contrary contained herein (including the preceding paragraph), the Company consents to the use by the Purchasing Agent and the Agents of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the particular Subordinated Notes or their offering, (ii) information meeting the requirements of Rule 134 under the 1933 Act or (iii) information that describes the final terms of the particular Subordinated Notes or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence of this paragraph or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer Free Writing Prospectus.
     (n) If immediately prior to December 1, 2008 (the “Renewal Deadline”), any of the Subordinated Notes remain unsold by the Purchasing Agent or the Agents, the Company will, at its option and prior to the Renewal Deadline, if it has not already done so, (i) file a new automatic shelf registration statement relating to the Subordinated Notes, if it is eligible to do so, in a form satisfactory to the Purchasing Agent and the Agents or (ii) file a new shelf registration statement relating to the Subordinated Notes, in a form satisfactory to the Purchasing Agent and the Agents; provided, however, that if the Company elects to file a shelf registration statement pursuant to this clause (ii), the Company will file such shelf registration statement no later than 60 calendar days prior to the Renewal Deadline and will use its best efforts to cause such

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registration statement to be declared effective on or before the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Subordinated Notes to continue as contemplated in the expired registration statement relating to the Subordinated Notes. References hereto to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
IV.
     (a) The Agents propose to solicit offers to purchase the Subordinated Notes upon the terms and conditions set forth herein and in the Time of Sale Prospectus and the Prospectus and upon the terms communicated to the Agents from time to time by the Purchasing Agent. For the purpose of such solicitations, the Agents will use the Disclosure Package relating to Subordinated Notes, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Subordinated Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. An Agent’s commitment to purchase Subordinated Notes from the Purchasing Agent as principal shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include each applicable Terms Agreement. The Company reserves the right, in its sole discretion, to suspend solicitations of offers to purchase the Subordinated Notes at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally and confirmed in writing) from the Company to the Purchasing Agent and the Agents, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent and the Agents that such solicitation may be resumed. Notwithstanding the foregoing, neither the Purchasing Agent nor any Agent shall be obligated to resume solicitations of offers to purchase Subordinated Notes unless the Company has complied with the provisions of Sections III(a) and VII in full.
     (b) Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Subordinated Notes only in denominations of $1,000 or more (in integral multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Subordinated Notes without the consent of the Company (other than any broker-dealer who is an affiliate of such Agents). Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Subordinated Notes. The Company shall have the sole right to accept offers to purchase Subordinated Notes and may reject any proposed offers to purchase Subordinated Notes as a whole or in part. The Purchasing Agent and each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Subordinated Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Subordinated Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the aggregate principal amount of each Subordinated Note actually sold as set forth in Exhibit B hereto; provided, however, that the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth in Exhibit B hereto. The actual

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aggregate discount with respect to each sale of Subordinated Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the Agents or Selected Dealers will share the above-mentioned concession in such proportions as they may agree. Unless otherwise authorized by the Company, all Subordinated Notes shall be sold to the public initially at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale that is delivered to each purchaser of such Subordinated Notes.
     (c) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Subordinated Notes are set forth in the Administrative Procedures attached hereto as Exhibit C, as amended from time to time (the “Procedures”). Unless otherwise provided in the applicable Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Purchasing Agent, the Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures. The Procedures may only be amended by written agreement of the Company and the Purchasing Agent.
     (d) The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Subordinated Notes are being offered for sale in the United States only.
V.
          Each sale of Subordinated Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit D (a “Terms Agreement”) to be entered into between the Company and the Purchasing Agent, which will provide for the sale of such Subordinated Notes by the Company to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Subordinated Notes by the Purchasing Agent. The offering of Subordinated Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Subordinated Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Subordinated Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Subordinated Notes to be purchased, the interest rate or interest rate basis (and whether such interest rate shall be fixed or floating), the interest payment dates, the maturity date, whether the Subordinated Notes are redeemable and, if so, on what terms and conditions, the net proceeds to the Company, the initial public offering price, if any, at which the Subordinated Notes are proposed to be reoffered, and the time, date (the “Settlement Date”) and place of delivery of and payment for such Subordinated Notes, and any other relevant terms. In connection with the resale of the Subordinated Notes purchased, without the consent of the Company and the Purchasing Agent, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer (other than any broker-dealer who is an affiliate of such Agents), nor may any Agent reallow any portion of the discount paid to it. Terms Agreements, each of which shall be substantially in the form of Exhibit D hereto, or as otherwise agreed to between the

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Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.
VI.
     (a) The Company represents and warrants to the Purchasing Agent and the Agents as of the date hereof, as of the date of each offer for the purchase of Subordinated Notes, as of the date of each acceptance by the Company of an offer for the purchase of Subordinated Notes (including each applicable Terms Agreement), as of the Applicable Time (as defined herein), as of each Settlement Date, and as of any time that the Registration Statement, the Disclosure Package or the Prospectus shall be amended or supplemented (other than any Current Report on Form 8-K relating exclusively to the issuance of other securities under the Registration Statement or furnished under Item 2.02 or Item 7.01 thereof, or amendments or supplements relating exclusively to offerings of securities other than the Subordinated Notes) (each of the times referenced above being referred to herein as a “Representation Date”), as follows:
     (i) the Registration Statement has heretofore become effective under the 1933 Act; no stop order of the SEC preventing or suspending the use of any Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the SEC;
     (ii) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Applicable Time in connection with any sale of Subordinated Notes, will comply, in all material respects, with the requirements of the 1933 Act; the conditions to the use of Form “S-3” in connection with the offering and sale of the Subordinated Notes as contemplated hereby have been satisfied; the Registration Statement did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Time of Sale Prospectus complies and will comply, in all material respects with the requirements of the 1933 Act; as of the Applicable Time for the sale of particular Subordinated Notes, the Disclosure Package did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date of the Pricing Supplement and as of the applicable Settlement Date, respectively, the Prospectus delivered to the Purchasing Agent and the Agents in connection with the sale of particular Subordinated Notes, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus complies and will comply, in all material respects, with the requirements of the 1933 Act (including, without limitation, Section 10(a) of the 1933 Act); each Issuer Free Writing Prospectus and each Permitted Free Writing Prospectus does not and will not conflict in any material respect with the information contained in the Registration Statement, the

11

Time of Sale Prospectus or the Prospectus; and each document incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time such document was filed with the SEC or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the 1934 Act and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this clause (ii) with respect to any statement contained in or omission from the Registration Statement, any Time of Sale Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Purchasing Agent or the Agents and furnished in writing by or on behalf of the Purchasing Agent or an Agent through the Purchasing Agent to the Company expressly for use in the Registration Statement, such Time of Sale Prospectus, the Prospectus or such Permitted Free Writing Prospectus;
     The term “Applicable Time” means, with respect to particular Subordinated Notes, the time specified in the Terms Agreement related to such Subordinated Notes or, if not so specified in such Terms Agreement or if there is no Terms Agreement for such Subordinated Notes, the time of acceptance by the Company of an offer for the purchase of such Subordinated Notes.
     (iii) at the time of the original filing of the Registration Statement and on each Representation Date, the Company was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) for the purposes of Rule 164 and Rule 433 under the 1933 Act with respect to the offer of the Subordinated Notes; and the Company has complied with the requirements of Rule 163, Rule 164 and Rule 433 under the 1933 Act applicable with respect to each Issuer Free Writing Prospectus and Permitted Free Writing Prospectus;
     (iv) the Company has been duly incorporated and is an existing corporation under the laws of the State of Wisconsin, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such failure to qualify that would not, individually or in the aggregate, have a Material Adverse Effect or the consummation of any of the transactions contemplated by the Disclosure Package or this Agreement;
     (v) the “significant subsidiary” of the Company (as defined in Rule 1-02(w) of SEC Regulation S-X) (the “Significant Subsidiary”) has been duly formed as a national banking association and is in good standing under the laws of the United States; the Significant Subsidiary has the power and authority (corporate and other) to own its properties and conduct its business as described

12

in the Registration Statement, the Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of the Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of the Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.
     (vi) the Company has been duly registered as a bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended (the “BHC Act”); the Company and its Significant Subsidiary are in compliance in all material respects with all applicable laws administered by and regulations of the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve Board and any other federal bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over its Significant Subsidiary, other than where such failures to comply would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor its Significant Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions;
     (vii) the Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;
     (viii) the Subordinated Notes have been duly authorized by the Company and, at the applicable Settlement Date will have been duly executed by the Company and, when executed, authenticated and issued pursuant to the provisions of the Indenture and delivered against payment of the purchase price therefor as provided herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and the

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Subordinated Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture;
     (ix) no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of any of the Subordinated Notes, except (i) such as will have been obtained or made prior to the Applicable Time and (ii) as may be required under state securities or “blue sky” laws;
     (x) the execution, delivery and performance of this Agreement and the Indenture, and the issuance and sale of the Subordinated Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, (ii) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, except for such breach, violation or default which would not individually or in the aggregate have a Material Adverse Effect or (iii) the constitutive documents or by-laws of the Company or any Significant Subsidiary; and the Company has full power and authority (corporate and other) to authorize, issue and sell the Subordinated Notes as contemplated by this Agreement;
     (xi) this Agreement has been duly authorized, executed and delivered by the Company;
     (xii) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or except for such failure that would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof other than permitted liens or interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or except for such failure that would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them;
     (xiii) the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation

14

or modification of any such certificate, authority or permit that, if determined adversely to the Company or its Significant Subsidiary, would individually or in the aggregate have a Material Adverse Effect;
     (xiv) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries, or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or the Subordinated Notes, or which are otherwise material in the context of the sale of the Subordinated Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or, to the Company’s knowledge, contemplated that, if determined adversely to the Company or its Significant Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or the Subordinated Notes, or which are otherwise material in the context of the issuance and sale of the Subordinated Notes;
     (xv) the financial statements of the Company (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown in such financial statements, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and, except as otherwise included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, neither pro forma financial statements of the Company nor financial statements of any entity other than the Company are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations;
     (xvi) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus and except for regular quarterly dividends on the Company’s common stock, or dividends declared, paid or made in accordance with the terms of any

15

series of the Company’s preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
     (xvii) the Company is not and, after giving effect to the offering, issuance and sale of the Subordinated Notes and the application of the proceeds thereof, each as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended;
     (xviii) the Company and its Significant Subsidiary have insurance covering their properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate for the conduct of the business in which the Company and its Significant Subsidiary are engaged; and the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except where the failure to continue such insurance would not individually or in the aggregate have a Material Adverse Effect;
     (xix) none of the proceeds of the sale of the Subordinated Notes will be used, directly or indirectly, for any purpose which would violate Regulation U of the Federal Reserve Board;
     (xx) neither the Company nor any of its subsidiaries has taken, is taking or will take any action which is designed to or which has constituted or will constitute or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Subordinated Notes;
     (xxi) the Subordinated Notes conform or, upon issuance, will conform, and the Indenture conforms, in each case, in all material respects to the respective descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus;
     (xxii) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

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     (xxiii) the Company maintains a system of disclosure controls and procedures (as such term defined in Rule 13a-15(e) under the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the 1934 Act;
     (xxiv) KPMG LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the 1933 Act and by the rules of the Public Company Accounting Oversight Board;
     (xxv) (i) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company or its subsidiaries or other persons associated with the Company or its subsidiaries, acting on behalf of the Company or its subsidiaries, have taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the Company and its subsidiaries have conducted their businesses in material compliance with the FCPA and (iii) the Company and its subsidiaries have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (xxvi) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

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     (xxvii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (xxviii) the Company has not received any notice from The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”) regarding the delisting of its common stock from such market; and
     (xxix) unless disclosed in writing to the Agents, none of (i) the Company, (ii) the Company’s subsidiaries, (iii) the Company’s officers or (iv) to the knowledge of the Company, the Company’s directors; directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the by-laws of the Financial Industry Regulatory Authority (the “FINRA”)) any member firm of the FINRA that will participate in the offering of the Subordinated Notes as Agent.
     (b) Any certificate signed by any officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent and the Agents in connection with an offering of Subordinated Notes or the sale of Subordinated Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company to the Purchasing Agent and the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.
VII.
          The Company covenants and agrees with the Purchasing Agent and the Agents that:
     (a) Each acceptance by the Company of an offer for the purchase of Subordinated Notes, and each delivery of Subordinated Notes, shall be deemed to be an affirmation that the representations and warranties of the Company contained herein or in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Subordinated Note or Subordinated Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Disclosure Package and Prospectus as amended and supplemented to each such time).
     (b) Each time that:
     (1) the applicable Terms Agreement so specifies;

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     (2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC; or
     (3) if requested by the Purchasing Agent or the Agents in the event of a material change in circumstances in respect of the Company (unless after receipt of such request the Company instead elects to suspend or terminate the offering of Securities under this Agreement in accordance with Section IX hereof);
the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agent(s) a certificate, dated the date so specified in such Terms Agreement or the date of filing with the SEC of such document or the date requested by the Purchasing Agent or the Agents, as the case may be, in form reasonably satisfactory to the Purchasing Agent and the Agent(s), to the effect that the statements contained in the certificate referred to in Section II(b) hereof which were last furnished to the Purchasing Agent and the Agents are true and correct at the date specified in such Terms Agreement, the date of such filing or the date requested by the Purchasing Agent and the Agents, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section II(b) hereof, modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.
     (c) Each time that:
     (1) the applicable Terms Agreement so specifies;
     (2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC; or
     (3) if requested by the Purchasing Agent or the Agents in the event of a material change in circumstances in respect of the Company (unless after receipt of such request the Company instead elects to suspend or terminate the offering of Securities under this Agreement in accordance with Section IX hereof);
the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agent(s), the written opinions of counsel to the Company and counsel to the Purchasing Agent and the Agents, as applicable, referred to in Sections II(a)(1), II(a)(2) and II(a)(3), or other counsel reasonably satisfactory to the Purchasing Agent and the Agent(s), dated the date so specified in such Terms Agreement, the date of filing with the SEC of such document or the date requested by the Purchasing Agent or the Agents, as the case may be, in form and scope reasonably satisfactory to the Purchasing Agent and the Agent(s), of the same tenor as the opinions referred to in Sections II(a)(1), II(a)(2) and II(a)(3), respectively, but modified, as necessary, to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinion, each such counsel last furnishing its opinion to the Purchasing Agent and the Agents shall furnish the Purchasing Agent and the Agent(s) with a letter substantially to the effect that the Purchasing Agent and the Agent(s) may rely on such last opinion to the same extent as though it

19

were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).
     (d) Each time that:
     (1) the Company accepts a Terms Agreement requiring such updating provisions;
     (2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or
     (3) if requested by the Purchasing Agent or the Agents in the event of a material change in circumstances in respect of the Company (unless after receipt of such request the Company instead elects to suspend or terminate the offering of Securities under this Agreement in accordance with Section IX hereof);
the Company shall cause their independent registered public accountants to furnish forthwith to the Purchasing Agent and such Agent(s) a comfort letter, dated the date so specified in such Terms Agreement, the date of filing with the SEC of such document or the date requested by the Purchasing Agent or the Agents, as the case may be, in form reasonably satisfactory to the Purchasing Agent and the Agent(s) and substantially in the form of the letter referred to in Section II(c) hereof, modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the date of such letter.
VIII.
     (a) The Company will indemnify and hold harmless the Purchasing Agent and each Agent and their respective partners, directors and officers, and any person who controls the Purchasing Agent or an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (“Agent Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereto by the Company) or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term “Prospectus” for the purpose of this Section VIII being deemed to include any preliminary prospectus, the Time of Sale Prospectus or the Prospectus and any amendment or supplement to the foregoing), in any Permitted Free Writing Prospectus or Issuer Free Writing Prospectus or in any “issuer information” (as defined in Rule 433 under the 1933 Act) of the Company which is filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Agent Indemnified Party

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for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasing Agent or any Agent through the Purchasing Agent expressly for use therein.
     (b) The Purchasing Agent and each Agent, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (“Company Indemnified Parties”), against any losses, claims, damages or liabilities to which the Company or any such person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Purchasing Agent or Agent furnished in writing by or on behalf of the Purchasing Agent or any Agent through the Purchasing Agent to the Company, expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereto by the Company), or arise out of or are based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Purchasing Agent or such Agent, as the case may be, furnished in writing by or on behalf of the Purchasing Agent or any Agent through the Purchasing Agent to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other

21

indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section VIII is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasing Agent and the Agents (without duplication) on the other from the offering of the Subordinated Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasing Agent and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasing Agent and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting

22

expenses) received by the Company bear to the total underwriting discounts received by the Purchasing Agent and the Agents (without duplication), with respect to the offering of particular Subordinated Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasing Agent and the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasing Agent and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasing Agent and the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), neither the Purchasing Agent nor any Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Subordinated Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Purchasing Agent and the Agents in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          For purposes of this subsection, each director, officer, employee, agent and affiliate of the Purchasing Agent or an Agent and of each controlling person and each person, if any, who controls the Purchasing Agent or an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Purchasing Agent or such Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee, agent and affiliate of the Company and of each such controlling person shall have the same rights to contribution as the Company. The Purchasing Agent’s and the Agents’ respective obligations to contribute pursuant to this subsection are several, in the same proportion which the amount of the Subordinated Notes which are the subject of the action and which were distributed to the public through the Purchasing Agent or such Agent pursuant to this Agreement bears to the total amount of such Subordinated Notes distributed to the public through the Purchasing Agent and all of the Agents pursuant to this Agreement, and not joint.
     (e) The obligations of the Company under this Section VIII shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Agent Indemnified Party; and the obligations of the Purchasing Agent and the Agents under this Section VIII shall be in addition to any liability which the Purchasing Agent and the Agents may otherwise have and shall extend, upon the same terms and conditions, to each Company Indemnified Party.

23

IX.
          The Company may elect to suspend or terminate the offering of Subordinated Notes under this Agreement at any time; the Company also (as to the Purchasing Agent or any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to the Purchasing Agent and all of the Agents and by giving not less than five (5) days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of the Purchasing Agent or an Agent, by giving not less than five (5) days’ written notice of termination to the Company except that, if at the time of termination an offer for the purchase of Subordinated Notes shall have been accepted by the Company but the time of delivery to the purchaser or his/her agent of the Subordinated Note or Subordinated Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Subordinated Note or Subordinated Notes. The Company shall promptly notify the other parties in writing of any such termination.
          The Purchasing Agent may, and upon the request of an Agent with respect to any Subordinated Notes being purchased by such Agent shall, terminate any Terms Agreement hereunder by the Purchasing Agent to purchase such Subordinated Notes from the Company, immediately upon notice to the Company at any time at or prior to the Settlement Date relating thereto, if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Effect, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (excluding any documents incorporated therein by reference pursuant to the 1934 Act after the execution of the applicable Terms Agreement), (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which in each case is such as to make it, in the judgment of the Purchasing Agent or such Agent or Agents, impracticable to market the Subordinated Notes or enforce contracts for the sale of the Subordinated Notes or (iii) trading in the Company’s securities has been suspended by the SEC or the Nasdaq Stock Market, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any such exchange or market or by order of the SEC, the FINRA, or any other governmental authority, or if a general moratorium on commercial banking activities has been declared by either federal or New York authorities, or if a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.
          Any Terms Agreement shall be subject to termination in the absolute discretion of the Purchasing Agent on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Subordinated Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

24

          If this Agreement is terminated, Section VIII, Section XI, Section XII and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Subordinated Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Subordinated Notes has not occurred, the provisions of all of Section III, Section IV(b) and Section V shall also survive until time of delivery.
          In the event a proposed offering of Subordinated Notes is not completed according to the terms of this Agreement and an executed Terms Agreement, the Purchasing Agent and the applicable Agents will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.
X.
          Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Purchasing Agent or an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to the Purchasing Agent or such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.
          If to the Company:
Associated Banc-Corp
1200 Hansen Road MS# 8025
Green Bay, Wisconsin 54304
Attention: Lloyd Francis — Treasurer
Telephone: (920) 491-7237
Fax: (920) 491-7065
Email: lloyd.francis@associatedbank.com
Associated Banc-Corp
1200 Hansen Road MS# 8025
Green Bay, Wisconsin 54304
Attention: Connie Yee — Asst. Treasurer
Telephone: (920) 491-7260
Fax: (920) 491-7065
Email: connie.yee@associatedbank.com

25

with copies to:
Associated Banc-Corp
1200 Hansen Road MS# 8025
Green Bay, Wisconsin 54304
Attention: Jean Schultz — Treasury Operations Manager
Telephone: (920) 491-7064
Fax: (920) 491-7065
Email: jean.m.schultz@associatedbank.com
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Attention: Brian R. Bodager, Esq. — General Counsel
Telephone: (920) 431-8815
Fax: (920) 491-7010
Email: brian.bodager@associatedbank.com
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Robert J. Wild, Esq.
Fax: (312) 577-8878
Email: robert.wild@kattenlaw.com
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.
XI.
          This Agreement shall be binding upon the Purchasing Agent, the Agents and the Company, and inure solely to the benefit of the Purchasing Agent, the Agents and the Company and any other person expressly entitled to indemnification or contribution hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. No purchaser of Subordinated Notes from the Purchasing Agent or any Agent shall be deemed to be a successor by reason merely of such purchase.
XII.
          This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed in said state.

26

XIII.
          The Company will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement as originally filed and any amendments or supplements thereto and any Issuer Free Writing Prospectuses and Permitted Free Writing Prospectuses and delivery of copies thereof to the Purchasing Agent and the Agents; (ii) the preparation, issuance and delivery of the Subordinated Notes; (iii) the fees and disbursements of counsel for the Company in connection with the establishment of the program relating to the Subordinated Notes and the transactions contemplated hereby, of the independent auditors of the Company, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the preparation, printing and delivery to the Purchasing Agent and the Agents in quantities as hereinabove stated of copies of the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto; (v) if the Company lists Subordinated Notes on a securities exchange or market, the costs and fees of such listing; (vi) the cost of providing CUSIP or other identification numbers for the Subordinated Notes; (vii) all reasonable expenses (including fees and disbursements of Sidley Austin llp) in connection with “blue sky” or FINRA matters; (viii) the reasonable fees and disbursements of Sidley Austin llp, counsel for the Purchasing Agent and the Agents, up to a maximum of $95,000, in connection with the establishment of the program relating to the Subordinated Notes; and (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Subordinated Notes.
XIV.
          The Company acknowledges and agrees that: (i) the purchase and sale of the Subordinated Notes pursuant to this Agreement or any Terms Agreement, including the determination of any initial public offering price of the Subordinated Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Purchasing Agent and the Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (iii) neither the Purchasing Agent nor any Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether the Purchasing Agent or any such Agent has advised or is currently advising the Company on other matters) and neither the Purchasing Agent nor any Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Purchasing Agent and the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Purchasing Agent and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Purchasing Agent and the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

27

* * *
          This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

28

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours, ASSOCIATED BANC-CORP
By:	/s/ Joseph B. Selner
Name:
Title:

Confirmed and accepted
as of the date first above written:

BANC OF AMERICA SECURITIES LLC
By:	/s/ Peter J. Carbone
	Name:	Peter J. Carbone
	Title:	Vice President

INCAPITAL LLC
By:	/s/ Joseph J. Novak
	Name:	Joseph J. Novak
	Title:	Secretary

ROBERT W. BAIRD & CO. INCORPORATED
By:	/s/ Mark C. Micklem
	Name:	Mark C. Micklem
	Title:	Managing Director

CHARLES SCHWAB & COMPANY, INCORPORATED
By:	/s/ Peter J. A. Campfield
	Name:	Peter J. A. Campfield
	Title:	Vice President, Fixed Income Trading

29

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Jack D. McSpadden Jr.
	Name:	Jack D. McSpadden Jr.
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

UBS SECURITIES LLC
By:	/s/ Don Cliver
	Name:	Don Cliver
	Title:	Exec. Dir.

By:	/s/ Carrie L. McCann
	Name:	Carrie L. McCann
	Title:	Exec. Dir.

WACHOVIA SECURITIES, LLC
By:	/s/ Craig Noble
	Name:	Craig Noble
	Title:	Managing Director

30

ANNEX A
AGENT CONTACT INFORMATION
Banc of America Securities LLC
Bank of America Tower
One Bryant Park
NY1-100-03-01
New York, New York 10036
Attention: Medium Term Note Desk
Telephone: (646) 855-6433
Fax: (646) 855-0107
with a copy to:
Banc of America Securities LLC
Bank of America Tower
One Bryan Park
NY1-100-18-03
New York, New York 10036
Attention: High Grade Debt Capital Markets Transaction Management
Telephone: (646) 855-0724
Fax: (212) 901-7881
Incapital LLC
200 South Wacker Drive
Suite 3700
Chicago, Illinois 60602
Attention: Joe Novak
Telephone: (312) 379-3700
Fax: (312) 379-3701
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
29th Floor
Milwaukee, Wisconsin 53202
Attention: Fixed Income Capital Markets
Telephone: (414) 298-7764
Fax: (414) 298-6009
Charles Schwab & Company, Incorporated
11 Montgomery Street
345-19-153 — 19th Floor
San Francisco, California 94104
Attention: Peter Campfield
Telephone: (415) 667-7350
Fax: (415) 667-5087

Annex A-1

Citigroup Global Markets Inc.
388 Greenwich Street
4th Floor
New York, New York 10013
Attention: Melissa Motherway
Telephone: (212) 723-6123
Fax: (212) 723-8681
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
23rd Floor
New York, New York 10080
Attention: Global Transaction Management Group
Telephone: (212) 449-7476
Fax: (212) 449-2234
UBS Securities LLC
800 Harbor Boulevard
3rd Floor
Weehawken, New Jersey 07086-6793
Attention: Corporate Bond Trading
Telephone: (201) 352-7150
Fax: (201) 272-2814
Wachovia Securities, LLC
One North Jefferson Avenue
7th Floor
St. Louis, Missouri 63103
Attention: Kristin Engelberger
Telephone: (314) 875-5000
Fax: (314) 955-5989

Annex A-2

EXHIBIT A-1
Opinion to be delivered in the form acceptable to the Purchasing Agent and the Agents.
A-1-1

EXHIBIT A-2
Opinion to be delivered in the form acceptable to the Purchasing Agent and the Agents.
A-2-2

EXHIBIT B
CONCESSIONS SCHEDULE
The following Discounts are payable as a percentage of the aggregate principal amount of each Subordinated Note sold through the Purchasing Agent.

60 months to less than 66 months	1.000%
66 months to less than 78 months	1.100%
78 months to less than 90 months	1.200%
90 months to less than 102 months	1.300%
102 months to less than 114 months	1.400%
114 months to less than 126 months	1.500%
126 months to less than 138 months	1.600%
138 months to less than 150 months	1.700%
150 months to less than 162 months	1.800%
162 months to less than 174 months	1.900%
174 months to less than 186 months	2.000%
186 months to less than 198 months	2.100%
198 months to less than 210 months	2.200%
210 months to less than 222 months	2.300%
222 months to less than 234 months	2.400%
234 months to 358 months	2.500%
359 months or greater	3.150%
B-1

EXHIBIT C
ASSOCIATED BANC-CORP
INTERNOTES®
DUE FIVE YEARS OR MORE FROM DATE OF ISSUE
ADMINISTRATIVE PROCEDURES
Associated Banc-Corp InterNotes® (the “Subordinated Notes”), due five years or more from date of issue are offered on a continuing basis by Associated Banc-Corp (the “Company”). The Subordinated Notes will be offered by Incapital LLC (the “Purchasing Agent”) and Banc of America Securities LLC and Robert W. Baird & Co. Incorporated, Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Securities, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company, the Purchasing Agent and the Agents (the “Selling Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit D (each a “Terms Agreement”). The Subordinated Notes are being sold by the Company to the Purchasing Agent as principal for resale to (i) the Agents and (ii) to selected broker-dealers (the “Selected Dealers”) pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) attached hereto as Exhibit A, in each case for distribution to their customers. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Subordinated Notes. The Subordinated Notes will constitute a part of a series of subordinated debt securities under the Indenture (as defined below), and have been registered with the Securities and Exchange Commission (the “SEC”). The Bank of New York (now known as The Bank of New York Mellon Trust Company, National Association), is the trustee (the “Trustee”) for the Subordinated Notes constituting subordinated debt securities under an Indenture, dated as of August 6, 2001, between the Company and the Trustee (the “Indenture”). Pursuant to the terms of the Indenture, the Trustee also will serve as authenticating agent, issuing agent and paying agent.
Each tranche of Subordinated Notes will be issued in book-entry only form and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the interest rate (which may be fixed or floating), maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Subordinated Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture and the Prospectus (as defined below).
Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Purchasing Agent, the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Purchasing Agent, the Agents and the Trustee are to communicate regarding offers to purchase Subordinated Notes and the details of their delivery.
Subordinated Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Subordinated Notes, the Indenture, the Selling Agreement, the Disclosure Package or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Subordinated Notes, the Indenture, the Selling Agreement, the Disclosure Package and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 under the 1933 Act or in the Indenture.
Administrative Procedures for Subordinated Notes
In connection with the qualification of Subordinated Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent. Subordinated Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Subordinated Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:	Each Subordinated Note will mature on a date (the “Stated Maturity Date”) not less than five years after the date of delivery by the Company of such Subordinated Note. Subordinated Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity Date” when used with respect to any Subordinated Note, means the date on which the outstanding principal amount of such Subordinated Note becomes due and payable in full in accordance with its terms, whether at its Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise.

Issuance:	All Subordinated Notes having the same terms will be represented initially by one or more Global Notes. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Subordinated Notes subsequently issued upon transfer, exchange or substitution of an original Subordinated Note regardless of their dates of authentication.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Ratings Services (“Standard & Poor’s”) two series of CUSIP numbers consisting of approximately 900 CUSIP numbers each for future assignment to Global Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture by the Trustee. The beneficial owner of a Subordinated Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Subordinated Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Subordinated Note in the account of such Participants. The ownership interest of such beneficial owner in such Subordinated Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Subordinated Notes having the same terms (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Subordinated Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Subordinated Notes, on which such Global Notes shall be exchanged for a single replacement Global Note, and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Unless otherwise agreed by the Company, Subordinated Notes will be issued in denominations of $1,000 or more (in integral multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by DTC (the “Permitted Amount”). If one or more Subordinated Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Subordinated Note or Subordinated Notes and an additional Global Note will be issued to represent any remaining principal amount of such Subordinated Note or Subordinated Notes. In such case, each of the Global Notes representing such Subordinated Note or Subordinated Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Subordinated Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Subordinated Note.

Interest:	General. Each Subordinated Note will bear interest at either a fixed or floating rate, as specified therein and in the applicable Pricing Supplement. Except as otherwise indicated in the terms of the Subordinated Note or in a Pricing Supplement, interest on each Subordinated Note will accrue from the Original Issue Date of such Subordinated Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Subordinated Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the Maturity Date. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day (except as indicated below) and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Subordinated Notes in the appropriate daily bond report published by Standard & Poor’s.

Each Subordinated Note will bear interest from, and including, its Original Issue Date at the fixed rate per annum, or pursuant to the interest rate formula, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Subordinated Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at the Maturity Date. Interest will be payable to the person in whose name a Subordinated Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at the Maturity Date will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Subordinated Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment (except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day). The interest rates the Company will agree to pay on newly-issued Subordinated Notes are subject to change without notice by the Company from time to time, but no such change will affect any Subordinated Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates and the Regular Record Dates with respect to any Interest Payment Date shall be as specified in the Prospectus and the applicable Pricing Supplement.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for any Subordinated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day (except as indicated above) and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Subordinated Notes maturing or subject to redemption in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Subordinated Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at the Maturity Date shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Subordinated Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Subordinated Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Subordinated Note.

Procedure for Rate Setting and Posting:	The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amounts of, the maturities, the issue price and the interest rates to be borne by Subordinated Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Subordinated Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Subordinated Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Subordinated Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and maturities of, along with the interest rates to be borne by, each tranche of Subordinated Notes that is the subject of the Posting. Thereafter, the Agents and the Selected Dealers will solicit offers to purchase the Subordinated Notes accordingly.

Purchase of Subordinated Notes by the Purchasing Agent:	The Purchasing Agent will, as soon as practicable after 2:00 p.m. (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the succeeding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Subordinated Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:	Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Subordinated Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Subordinated Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Subordinated Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Subordinated Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Subordinated Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement to the Purchasing Agent and the Trustee reflecting the terms of such Subordinated Note and will file such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the 1933 Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent and each Selected Dealer which made or presented the offer to purchase the applicable Subordinated Note and the Trustee at the following applicable address:

if to Banc of America Securities LLC, to:

Banc of America Securities LLC Bank of America Tower One Bryant Park NY1-100-03-01 New York, New York 10036 Attention: Medium Term Note Desk Telephone: (646) 855-6433 Fax: (646) 855-0107

with a copy to:

Banc of America Securities LLC
Bank of America Tower
One Bryan Park
NY1-100-18-03
New York, New York 10036
Attention: High Grade Debt Capital Markets Transaction Management
Telephone: (646) 855-0724
Fax: (212) 901-7881

if to Associated Banc-Corp, to:

Associated Banc-Corp 1200 Hansen Road MS# 8025 Green Bay, Wisconsin 54304 Attention: Lloyd Francis — Treasurer Telephone: (920) 491-7237 Fax: (920) 491-7065 Email: lloyd.francis@associatedbank.com

Associated Banc-Corp 1200 Hansen Road MS# 8025 Green Bay, Wisconsin 54304 Attention: Connie Yee — Asst. Treasurer Telephone: (920) 491-7260 Fax: (920) 491-7065 Email: connie.yee@associatedbank.com with copies to:

Associated Banc-Corp
1200 Hansen Road MS# 8025
Green Bay, Wisconsin 54304
Attention: Jean Schultz — Treasury Operations Manager
Telephone: (920) 491-7064
Fax: (920) 491-7065
Email: jean.m.schultz@associatedbank.com

Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Attention: Brian R. Bodager, Esq. — General Counsel
Telephone: (920) 431-8815
Fax: (920) 491-7010
Email: brian.bodager@associatedbank.com

Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661 Attention: Robert J. Wild, Esq. Telephone: (312) 902-5567 Fax: (312) 577-8878 Email: robert.wild@kattenlaw.com if to Incapital LLC, to:

200 South Wacker Drive Suite 3700 Chicago, Illinois 60602 Attention: Joe Novak Telephone: (312) 379-3700 Fax: (312) 379-3701

if to the Agents, to:

Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue 29th Floor Milwaukee, Wisconsin 53202 Attention: Fixed Income Capital Markets Telephone: (414) 298-7764 Fax: (414) 298-6009

Charles Schwab & Company, Incorporated 11 Montgomery Street 345-19-153 — 19th Floor San Francisco, California 94104 Attention: Peter Campfield Telephone: (415) 667-7350 Fax: (415) 667-5087

Citigroup Global Markets Inc. 388 Greenwich Street 4th Floor New York, New York 10013 Attention: Melissa Motherway Telephone: (212) 723-6123 Fax: (212) 723-8681

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
23rd Floor
New York, New York 10080
Attention: Global Transaction Management Group
Telephone: (212) 449-7476
Fax: (212) 449-2234

UBS Securities LLC 800 Harbor Boulevard 3rd Floor Weehawken, New Jersey 07086-6793 Attention: Corporate Bond Trading Telephone: (201) 352-7150 Fax: (201) 272-2814

Wachovia Securities, LLC One North Jefferson Avenue 7th Floor St. Louis, Missouri 63103 Attention: Kristin Engelberger Telephone: (314) 875-5000 Fax: (314) 955-5989

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:

Sidley Austin llp 787 Seventh Avenue New York, New York 10019 Attention: Samir A. Gandhi Esq. Telephone: (212) 839-5684 Fax: (212) 839-5599

and to:

Banc of America Securities LLC Bank of America Tower One Bryant Park NY1-100-03-01 New York, New York 10036 Attention: Medium Term Note Desk Telephone: (646) 855-6433 Fax: (646) 855-0107

with a copy to:

Banc of America Securities LLC
Bank of America Tower
One Bryan Park
NY1-100-18-03
New York, New York 10036
Attention: High Grade Debt Capital Markets Transaction Management
Telephone: (646) 855-0724
Fax: (212) 901-7881

Each such Agent or Selected Dealer, in turn, pursuant to the terms of the Selling Agreement and the Dealers Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement, or, in lieu thereof, a notice to the effect that the sale was made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 under the 1933 Act, to each purchaser of Subordinated Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver or otherwise make available a Prospectus and Pricing Supplement as herein described with respect to each Subordinated Note sold by it.

For each offer to purchase a Subordinated Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent and Selected Dealer the terms of such Subordinated Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above, delivery and payment instructions and the information required by Rule 173 under the 1933 Act, with a copy to the Company.

In addition, each Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Subordinated Notes the Prospectus (including the Pricing Supplement) in relation to such Subordinated Notes to any purchaser of the Subordinated Notes who so requests.

Settlement:	The receipt of immediately available funds by the Company in payment for Subordinated Notes and the authentication and issuance of the Global Note representing such Subordinated Notes shall constitute “Settlement” with respect to such Subordinated Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In connection with a purchase of Subordinated Notes by the Purchasing Agent, appropriate Settlement details will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agreement. Settlement Procedures with regard to each Subordinated Note sold to the Purchasing Agent by the Company shall be as follows:

	A.	After the acceptance in writing of an offer by the Company with respect to a Subordinated Note, the Purchasing Agent will prepare and deliver to the Company for execution the Terms Agreement containing the following details of the terms of the Subordinated Notes to be purchased by the Purchasing Agent:

		1.	Principal amount of the purchase;

		2.	Interest;

(a) Fixed Rate Notes:

		(i)	interest rate.

	(b)	Floating Rate Notes:

		(i)	interest rate basis;

		(ii)	initial interest rate;

		(iii)	spread or spread multiplier, if any;

		(iv)	interest reset dates;

		(v)	interest reset period;

		(vi)	interest payment dates;

		(vii)	interest payment period;

		(viii)	index maturity;

		(ix)	maximum or minimum interest rate, if any;

		(x)	calculation date;

		(xi)	applicable time; and

		(xii)	interest determination date.

3.	Interest Payment Frequency;

4.	Settlement Date;

5.	Stated Maturity Date;

6.	Price to Public;

7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agreement;

8.	Net proceeds to the Company;

9.	Regular Record Dates

10.	Trade Date;

11.	If a Subordinated Note is redeemable by the Company, such of the following as are applicable:

(a) The date on and after which such Subordinated Note may be redeemed (the “Redemption Commencement Date”),

(b) Initial redemption price (% of par), and

(c) Amount (% of par) that the initial redemption price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

	12.	If a discount Subordinated Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

	13.	The CUSIP Number; and

	14.	Such other terms as are necessary to complete the applicable form of Subordinated Note.

B.	The Company will confirm the acceptance of the offer to purchase Subordinated Notes by executing the Terms Agreement and forwarding it to the Purchasing Agent and the Trustee by telecopier or other form of electronic transmission. Each such acceptance by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee, the Purchasing Agent and the Agents that (i) such Subordinated Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Subordinated Note, and the Global Note representing such Subordinated Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Subordinated Note, the aggregate principal amount of all Subordinated Notes issued under the Indenture will not exceed the aggregate principal amount of Subordinated Notes authorized for issuance at such time by the Company.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by

DTC on behalf of the Trustee and the Purchasing Agent.

	3.	Identification as a Fixed Rate Note or a Floating Rate Note.

	4.	The initial Interest Payment Date for such Subordinated Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

	5.	The CUSIP number of the Global Note representing such Subordinated Notes.

	6.	Whether such Global Note represents any other Subordinated Notes issued or to be issued (to the extent then known).

D.	DTC will credit such Subordinated Note to the participant account of the Trustee maintained by DTC.

E.	The Trustee will complete and deliver a Global Note representing such Subordinated Note in a form that has been approved by the Company, the Purchasing Agent, the Agents and the Trustee.

F.	The Trustee will authenticate the Global Note representing such Subordinated Note and maintain possession of such Global Note.

G.	The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Subordinated Note to the Trustee’s participant account and credit such Subordinated Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Subordinated Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Subordinated Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Subordinated Note to the Purchasing Agent’s participant account and credit such Subordinated Note to the participant accounts of the Participants to whom such Subordinated Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Subordinated Note less the agreed upon commission so credited to their accounts.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.	The Trustee will credit or wire transfer to an account of the Company specified from time to time by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.	The Trustee will send a copy of the Global Note representing such Subordinated Note by first-class mail to the Company.

L.	Each Agent and Selected Dealer will confirm the purchase of each Subordinated Note to the purchaser thereof either by transmitting to the Participant to whose account such Subordinated Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.	At the request of the Company, the Trustee will send to the Company a statement setting forth the principal amount of Subordinated Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
	Procedure	Time

	A	2:00 p.m. on the Trade Day
	B	5:00 p.m. on the Trade Day
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date
	E	12:00 p.m. on the Settlement Date.
	F	12:30 p.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date.
	M	At the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented or, in lieu thereof, a notice to the effect that the sale was made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 under the 1933 Act, must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Subordinated Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Subordinated Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Subordinated Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Subordinated Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Subordinated Note to be debited. If withdrawal messages are processed with respect to all the Subordinated Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the

Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Subordinated Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Subordinated Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Subordinated Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Subordinated Note is not timely paid to the Participants with respect to such Subordinated Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Purchasing Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Purchasing Agent or any Agent in the performance of its obligations hereunder or under the Selling Agreement, the Company will reimburse the Purchasing Agent or any Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Subordinated Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Subordinated Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “E” and “F”, for the authentication and issuance of a Global Note representing the other Subordinated Notes to have been represented by such Global Note and will make appropriate entries in its records.

Suspension of Solicitation Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agreement, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Subordinated Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement, the Prospectus Disclosure Package, an Issuer Free Writing Prospectus or Permitted Free Writing Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agreement. Subject to the provisions of the Selling Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Subordinated Notes. The Company will provide the Purchasing Agent and the Trustee with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Purchasing Agent, the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to any of the Company, the Purchasing Agent or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising the Purchasing Agent or an Agent may initiate in connection with the solicitation of offers to purchase the Subordinated Notes. The expense of such advertising will be solely the responsibility of the Purchasing Agent or such Agent, unless otherwise agreed to by the Company.

Notices:	All notices or other communications hereunder to the Company shall be in writing, and sent via email or facsimile (and, if requested by the Company, with a follow-up letter sent via overnight mail) to the persons at the address set forth below, or at such other address as may be designated in writing hereafter in the same manner by such persons:

Associated Banc-Corp 1200 Hansen Road MS# 8025 Green Bay, Wisconsin 54304 Attention: Lloyd Francis — Treasurer Telephone: (920) 491-7237 Fax: (920) 491-7065 Email: lloyd.francis@associatedbank.com

Associated Banc-Corp 1200 Hansen Road MS# 8025 Green Bay, Wisconsin 54304 Attention: Connie Yee — Asst. Treasurer Telephone: (920) 491-7260 Fax: (920) 491-7065 E-mail: connie.yee@associatedbank.com with copies to:

Associated Banc-Corp
1200 Hansen Road MS# 8025
Green Bay, Wisconsin 54304
Attention: Jean Schultz — Treasury Operations Manager
Telephone: (920) 491-7064
Fax: (920) 491-7065
Email: jean.m.schultz@associatedbank.com

Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Attention: Brian R. Bodager, Esq. — General Counsel
Telephone: (920) 431-8815
Fax: (920) 491-7010
Email: brian.bodager@associatedbank.com

Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661 Attention: Robert J. Wild, Esq. Telephone: (312) 902-5567 Fax: (312) 577-8878 Email: robert.wild@kattenlaw.com

Exhibit A to Administrative Procedures
Master Selected Dealer Agreement
«FirstName»»
«Company»»
«Address1»»
«Address2»»
«City»», «State»» «Postal»»
Dear Selected Dealer:
          In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.
          1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”), pursuant to a registration statement filed under the Securities Act of 1933 (the “1933 Act”), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Incapital LLC clearing through BNY Clearing Services, LLC (the “Account”) (acting for its own Account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.
          2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of written communication (“Written Communication”, which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60602 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of BNY Clearing Services, LLC clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.
          3. Representations, Warranties and Agreements.
          Registered Offerings. In the case of any Offering of Securities that are registered under the 1933 Act (“Registered Offering”), we shall provide you with such number of copies of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”) and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of the final prospectus and agree that you will comply therewith. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.
          Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance”. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession”. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Conduct Rules of the former

National Association of Securities Dealers, Inc. (the “NASD”), now Financial Industry Regulatory Authority (the “FINRA”) and who are either members in good standing of the FINRA or foreign banks, dealers or institutions not eligible for membership in the FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.
          Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.
          FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.
          You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the NASD’s Conduct Rules and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of IM-2110-1 and Rules 2730, 2740 and 2750 of the NASD’s Conduct Rules and (b) with Rule 2420 thereof as that Rule applies to a non-FINRA member broker or dealer in a foreign country.

          You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a Concession or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.
          Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.
          Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.
          Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the FINRA, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.
          4. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this

Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.
          5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.
          6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.
          Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you will request and have received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours, INCAPITAL LLC

By:

CONFIRMED: , 20
By:
Name:
	Title:	(Print name)

EXHIBIT D
TERMS AGREEMENT
                    , 20 __
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
The undersigned agrees to purchase the following aggregate principal amount of Associated Banc-Corp InterNotes®:
$
The terms of such Notes shall be as follows:
Trade Date:
CUSIP Number:
Interest Rate Provisions:
If Fixed Rate:

(a) interest rate:

If Floating Rate:

(a) interest rate index:

(b) initial interest rate:

(c) spread or spread multiplier, if any:

(d) interest reset dates:

(e) interest reset period:

(f) interest payment dates:

(g) interest payment period:

(h) index maturity:

(i) maximum or minimum interest rate, if any:

(j) calculation date:

(k) interest determination date:

Original Issue Date:

Maturity Date:
Price to Public:                     %
Commission:           %
Net Proceeds to Issuer: $
Applicable Time:
Settlement Date, Time and Place:
Interest Payment Frequency:
Regular Record Dates:
Optional Redemption provisions, if any:
Any other terms and conditions agreed to by the Purchasing Agent and the Company

D-1

INCAPITAL LLC
By:
Name:
Title:

ACCEPTED ASSOCIATED BANC-CORP
By:
Name:
Title:

D-2

EXHIBIT E
FORM OF PRICING SUPPLEMENT

Pricing Supplement Dated:	Rule 424(b)(3)

(To Prospectus Supplement Dated September 4, 2008 and Prospectus Dated May 10, 2001)	File No. 333-59482
Pricing Supplement No.

U.S. $
ASSOCIATED BANC-CORP
INTERNOTES®
DUE FIVE YEARS OR MORE FROM DATE OF ISSUE

Trade Date:

Issue Date:

Joint Lead Managers:

Agents:

INTEREST
	AGGREGATE	PRICE		NET	RATE or
	PRINCIPAL	TO		PROCEEDS	INTEREST
CUSIP	AMOUNT	PUBLIC	CONCESSION	TO ISSUER	RATE INDEX

		INITIAL		MAXIMUM	MINIMUM
	INDEX	INTEREST	INTEREST	INTEREST	INTEREST	DAY COUNT
SPREAD	MATURITY	RATE	RESET DATES	RATE	RATE	BASIS
(if floating rate)	(if floating rate)	(if floating rate)	(if floating rate)	(if floating rate)	(if floating rate)	(if floating rate)

INTEREST
PAYMENT	MATURITY	FIRST INTEREST
FREQUENCY	DATE	PAYMENT DATE

Other Terms:

E-1